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                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 (File
No. 333-   ) of our report dated February 17, 1998, on our audits of the financial statements of Overton Bancshares, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the captions "Experts".

                                          Coopers & Lybrand LLP

Fort Worth, Texas
March 31, 1998